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Exhibit 23.5






                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries on Form S-3 of our report dated February 23, 1998 on the audited financial statements of Olivetti Espana, S.A. as of September 30, 1997 and December 31, 1996, and for the nine months and year then ended, respectively, whose reports apperar in the Proxy Statement of WANG Laboratories, Inc. dated April 21, 1999.

ARTHUR ANDERSEN

/s/ Koro Usarraga

Koro Usarraga


Barcelona, Spain
May 4, 1999